UNITED STATES

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Kohl’s Corporation
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP

MACELLUM BADGER FUND II, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XV

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA CATALYST SPV I LP SERIES M

ANCORA CATALYST SPV I LP SERIES N

ANCORA CATALYST SPV I LP SERIES O

ANCORA CATALYST SPV I LP SERIES P

ANCORA CATALYST SPV I SPC LTD SEGREGATED PORTFOLIO G

ANCORA ADVISORS, LLC

ANCORA HOLDINGS, INC.

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS, LLC

ANCORA ALTERNATIVES, LLC

FREDERICK DISANTO

4010 PARTNERS, LP

4010 CAPITAL, LLC

4010 GENERAL PARTNER, LLC

STEVEN E. LITT

MARJORIE L. BOWEN

JAMES T. CORCORAN

DAVID A. DUPLANTIS

MARGARET L. JENKINS

JEFFREY A. KANTOR

THOMAS A. KINGSBURY

MARGENETT MOORE-ROBERTS

CYNTHIA S. MURRAY

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Macellum Badger Fund, LLC, a Delaware limited partnership (“Macellum Badger”), Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”), Ancora Holdings, Inc., an Ohio corporation (“Ancora Holdings”) and 4010 Capital, LLC, a Delaware limited liability company (“4010 Capital”), together with the other participants named herein (collectively, the “Investor Group”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

Item 1: On February 22, 2021, Yahoo Finance Live broadcast an interview with Jonathan Duskin, Chief Executive Officer of Macellum Capital Management, LLC. A written transcript of the interview is available below:

ADAM SHAPIRO: Shares of Kohl's Corporation hit a 52-week high today, and that was after the "Wall Street Journal" article about activist investors who are trying to unlock value at Kohl's Corporation, nominating nine people to the 12-member board. Don't read about it, let's listen to one of the organizations that's part of that letter.

Jonathan Duskin is the CEO of Macellum Capital. He's joining us now. And very simply, what is Kohl's management doing incorrectly right now to get that business on track, in your opinion?

JONATHAN DUSKIN: Well, first, thanks for having me. And it's a great question. You know, maybe I'll start with the observation that, you know, we're not running a campaign actually against the management. And we want to replace directors we think-- we have a problem with the company's oversight and the board's oversight of the business and how poorly the business has been run and operated.

You know, it's 20 years. If you go back to February of 2001, the stock is almost the same price as it was before we launched our campaign at $50. For 20 years, the stock hasn't moved. And so for us, it's kind of the board oversight. We've got a board that doesn't have any retail experience or expertise. They don't have one former retail or current retail CEO on the board, no C-suite executives of a retailer on the board.

So we really are concerned that the board is not dispatching its future responsibilities well. They're not overseeing the executives well. And it's leading to the systemic inability to-- for the company to achieve their objectives. And if you look at our letter, if you go back a decade, it's mis-execution after mis-execution. They released their Greatness agenda in 2014 with $21 billion and $1.9 billion of EBIT. They missed those two years later. And then they gave another two years to hit those targets, and then they missed those original targets by 36%.

So there's a lot of things that are wrong with the business. We can get into it what other depth you'd like to. There's problems at the top line. There's problems with the gross margin in the SG&A. But we really think it all stems from a lack of oversight at the board level.

BRIAN SOZZI: Jonathan, Brian here. And I did read your 27-page letter. I read it three times. And one thing that stood out to me was, you noted in there, Kohl's still operates a full-time flight crew and two private jets. Would you like to see them get rid of that stuff? And why do you think they are operating those things with sales and profits that have been under pressure, really, the past five years?

JONATHAN DUSKIN: Yeah, you know, it's always really tough to identify the tiniest little thing. You know, we think, to us, it really speaks to the cost culture and a lack of a cost culture. Yes, it would certainly be better if they didn't have those things. But it's the $450 million of cost increases with flat to declining sales that are the problem. And declining gross margin dollars are the problem. And it's really in so many different areas of SG&A.

And again, this is a company that will tell you, you know, with a straight face that they're doing an excellent job of controlling costs and are really driving cost cutting throughout the organization. We just don't see it to the bottom line. And again, costs have increased by 450 million. So, it kind of falls hollow on us that there actually is that kind of cost culture. And the flight crew and two private jets is just kind of another example of that.

BRIAN SOZZI: Big expense there. You know, Jonathan, I mentioned on our morning show today that this is not your first rodeo. You have tacked-- you have teamed up with this group of activists investors and took it to Bed, Bath, and Beyond. And the end result there, a new CEO came in. He tossed out six of-- members of the executive team that have overseen, really, a lagging performance over the past 10 years. He tossed them out over one month into the job. Bottom line-- do you think Kohl's CEO, Michelle Gas, is the right CEO to drive the turnaround that you laid out today?

JONATHAN DUSKIN: So, you know, we're hopeful that Michelle can be the right CEO for this business. And we just think she doesn't have a chance with this board. And again, you don't have any retail executives on this board. It's hard to think who she would turn to for a sounding board. It's hard to think who would help her develop and construct an appropriate plan that can create and deliver shareholder value.

I think the quickest way for all shareholders to be rewarded here and for the company to create shareholder value is, you know, with Michelle. So we're hopeful that that can be the case. But we need significant change in the board, and we need people with real expertise in the boardroom. If you look at the directors we've nominated, we think they're exceptional.

We've got Tom Kingsbury, who you might remember. He is credited for the Burlington turnaround. He was CEO of Burlington, a company that came public at $40 and went to well over $200, which they claim about-- they have problems in the Missy business. We've got people that were Missy executives. They had problems with accessories. We have people that were top executives at Coach. Obviously, they know something about accessories. So I think we can really bring a lot of resources to bear here and help put this company on the right trajectory.

SEANA SMITH: And Jonathan, going off that, putting the company on the right trajectory, if they don't listen to you and if they don't take some of the recommendations that you've put forward, what's the situation? What are we looking at? Is Kohl's going to be potentially the next JC Penney?

JONATHAN DUSKIN: Well, the good news there is that Kohl's has got a very solid balance sheet. And, you know, Kohl's has not had the extensive self-inflicted problems that Penney had. So, you know, look, over time, eventually, if results deteriorate the way they will, they will have a problem.

But it's not nearly as important as some of the problems that, like, let's say a Sears or a JC Penney had. You know, for us, it's just-- you know, this is a company that's a good company. It should be a great company. You know, Brian, you mentioned Bed, Bath, and Beyond. Bed, Bath, and Beyond was really, really struggling.

This company is a more stable business. Sales have been, you know, like I said, flat to slightly down. So we think it's a company that can be great. And it can stop losing market share. It can start taking market share back, like Target has, like Best Buy has, like Bed, Bath is, like City Trends has done, like Big Lots has done, some of these other companies we've been involved with. So we think this has the same potential, but really needs significant change in the boardroom.

ADAM SHAPIRO: Jonathan Duskin is the CEO of Macellum Capital. We want to extend an invitation to have you come back when the board situation is settled because we want to talk to you about unlocking through the sale leaseback billions of dollars for Kohl's as it goes forward. Brian Sozzi is the key to our booking people. Like Mr. Duskin, Brian, thank you very much.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Macellum Badger Fund, LLC, a Delaware limited partnership (“Macellum Badger”), Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”) Ancora Holdings, Inc., an Ohio corporation (“Ancora Holdings”) and 4010 Capital, LLC, a Delaware limited liability company (“4010 Capital”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

MACELLUM BADGER, LEGION PARTNERS HOLDINGS, ANCORA HOLDINGS AND 4010 CAPITAL STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Macellum Badger, Macellum Badger Fund II, LP, a Delaware limited partnership (“Macellum Badger II”), Macellum Advisors, LP, a Delaware limited partnership (“Macellum Advisors”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), Jonathan Duskin, Legion Partners Holdings, Legion Partners, L.P. I, a Delaware limited partnership (“Legion Partners I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners Special Opportunities, L.P. XV, a Delaware limited partnership (“Legion Partners Special XV”), Legion Partners, LLC, a Delaware limited liability company (“Legion LLC”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Raymond T. White, Ancora Holdings, Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Merlin Institutional, LP, a Delaware limited partnership (“Ancora Merlin Institutional”), Ancora Catalyst SPV I LP Series M (“Ancora SPV I Series M”), a series of Ancora Catalyst SPV I LP, a Delaware limited partnership (“Ancora SPV I”), Ancora Catalyst SPV I LP Series N, a series of Ancora SPV I (“Ancora SPV I Series N”), Ancora Catalyst SPV I LP Series O, a series of Ancora SPV I (“Ancora SPV I Series O”), Ancora Catalyst SPV I LP Series P, a series of Ancora SPV I (“Ancora SPV I Series P”), Ancora Catalyst SPV I SPC Ltd Segregated Portfolio G, a Cayman Islands segregated portfolio company (“Ancora Segregated Portfolio G”), Ancora Advisors, LLC, a Nevada limited liability company (“Ancora Advisors”), Ancora Alternatives LLC, an Ohio limited liability company (“Ancora Alternatives”), Ancora Family Wealth Advisors, LLC, an Ohio limited liability company (“Ancora Family Wealth”), The Ancora Group Inc., an Ohio corporation (“Ancora Inc.”), Inverness Holdings, LLC, a Delaware limited liability company (“Inverness Holdings”), Frederick DiSanto, 4010 Partners, LP, a Delaware limited partnership (“4010 Partners”), 4010 Capital, LLC, a Delaware limited liability company (“4010 Capital”), 4010 General Partner, LLC, a Delaware limited liability company (“4010 General Partner”), Steven E. Litt, Marjorie L. Bowen, James T. Corcoran, David A. Duplantis, Margaret L. Jenkins, Jeffrey A. Kantor, Thomas A. Kingsbury, Margenett Moore-Roberts and Cynthia S. Murray.

As of the date hereof, Macellum Badger directly beneficially owns 273,611 shares of Common Stock, par value $0.01 par value per share, of the Company (the “Common Stock”), including 56,400 shares underlying long call options currently exercisable and 1,000 shares in record name. As of the date hereof, Macellum Badger II directly beneficially owns 8,443,121 shares of Common Stock including 1,943,600 shares underlying long call options currently exercisable. As the investment manager of Macellum Badger and Macellum Badger II, Macellum Advisors may be deemed to beneficially own the 273,611 shares of Common Stock beneficially directly owned by Macellum Badger, including 56,400 shares underlying long call options currently exercisable and 8,443,121 shares of Common Stock beneficially owned directly by Macellum Badger II, including 1,943,600 shares underlying long call options currently exercisable. As the general partner of Macellum Badger, Macellum Badger II and Macellum Advisors, Macellum GP may be deemed to beneficially own the 273,611 shares of Common Stock beneficially owned directly by Macellum Badger, including 56,400 shares underlying long call options currently exercisable and 8,443,121 shares of Common Stock beneficially owned directly by Macellum Badger II, including 1,943,600 shares underlying long call options currently exercisable. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 273,611 shares of Common Stock beneficially owned directly by Macellum Badger, including 56,400 shares underlying long call options currently exercisable and 8,443,121 shares of Common Stock beneficially owned directly by Macellum Badger II, including 1,943,600 shares underlying long call options currently exercisable.

As of the date hereof, Legion Partners I directly beneficially owns 1,891,990 shares of Common Stock, including 567,900 shares underlying long call options, Legion Partners II directly beneficially owns 111,360 shares of Common Stock, including 43,000 shares underlying long call options, Legion Partners Special XV directly beneficially owns 108,400 shares of Common Stock, including 25,900 shares underlying long call options, and Legion Partners Holdings directly beneficially owns 100 shares of common stock of the Company in record name and as the sole member of Legion Partners Asset Management and sole member of Legion LLC, Legion Partners Holdings may also be deemed to beneficially own the 1,891,990 shares of Common Stock beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options, 111,360 shares of Common Stock beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options, and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options. As the general partner of each of Legion Partners I and Legion Partners II and co-general partner of Legion Partners Special XV, Legion LLC may be deemed to beneficially own the 1,891,990 shares of Common Stock beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options, 111,360 shares of Common Stock beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options, and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options. As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Special XV, Legion Partners Asset Management may be deemed to beneficially own the 1,891,990 shares of Common Stock beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options, 111,360 shares of Common Stock beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options, and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. Kiper may be deemed to beneficially own the 1,891,990 shares of Common Stock beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options, 111,360 shares of Common Stock beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options, and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options and 100 shares of Common Stock beneficially owned directly by Legion Partners Holdings. As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. White may be deemed to beneficially own the 1,891,990 shares of Common Stock beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options, 111,360 shares of Common Stock beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options, and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options and 100 shares of Common Stock beneficially owned directly by Legion Partners Holdings.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 553,445 shares of Common Stock, including 113,200 shares underlying long call options. As of the date hereof, Ancora Catalyst directly beneficially owns 43,867 shares of Common Stock, including 9,600 shares underlying long call options. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 549,030 shares of Common Stock, including 113,200 shares underlying long call options. As of the date hereof, Ancora Merlin directly beneficially owns 48,283 shares of Common Stock, including 9,600 shares underlying long call options. As of the date hereof, Ancora SPV I Series M directly beneficially owns 601,401 shares of Common Stock, including 116,800 shares underlying long call options. As of the date hereof, Ancora SPV I Series N directly beneficially owns 424,050 shares of Common Stock, including 80,800 shares underlying long call options. As of the date hereof, Ancora SPV I Series O directly beneficially owns 417,670 shares of Common Stock, including 79,600 shares underlying long call options. As of the date hereof, Ancora SPV I Series P directly beneficially owns 423,820 shares of Common Stock, including 85,200 shares underlying long call options. As of the date hereof, Ancora Segregated Portfolio G directly beneficially owns 592,000 shares of Common Stock, including 122,000 shares underlying long call options. As of the date hereof, 422,259 shares of Common Stock were held in a certain managed account for which Ancora Advisors serves as the investment adviser to (the “Ancora Advisors SMA”), including 103,800 shares underlying long call options. As of the date hereof, 7,198 shares of Common Stock were held in a certain managed account for which Ancora Family Wealth serves as the investment advisor of certain separately managed accounts (the “SMAs”). As the investment adviser to the Ancora Advisors SMA, Ancora Advisors may be deemed to beneficially own the 422,259 shares of Common Stock held in the Ancora Advisors SMA, including 103,800 shares underlying long call options. As the investment adviser to each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin, Ancora Merlin Institutional, Ancora SPV I Series M, Ancora SPV I Series N, Ancora SPV I Series O, Ancora SPV I Series P and Ancora Segregated Portfolio G, Ancora Alternatives may be deemed to beneficially own the 553,445 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 113,200 shares underlying long call options, 43,867 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 9,600 shares underlying long call options, 48,283 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,600 shares underlying long call options, 549,030 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 113,200 shares underlying long call options, 601,401 shares of Common Stock beneficially owned directly by Ancora SPV I Series M, including 116,800 shares underlying long call options, 424,050 shares of Common Stock beneficially owned directly by Ancora SPV I Series N, including 80,800 shares underlying long call options, 417,670 shares of Common Stock beneficially owned directly by Ancora SPV I Series O, including 79,600 shares underlying long call options, 423,820 shares of Common Stock beneficially owned directly by Ancora SPV I Series P, including 85,200 shares underlying long call options and 592,000 shares of Common Stock beneficially owned directly by Ancora Segregated Portfolio G, including 122,000 shares underlying long call options. As the investment adviser to the SMAs, Ancora Family Wealth may be deemed to beneficially own the 7,198 shares of Common Stock held in the SMAs. As the sole member of Ancora Advisors, Ancora Inc. may be deemed to beneficially own the 422,259 shares of Common Stock held in the Ancora Advisors SMA, including 103,800 Shares underlying long call options currently exercisable. As the sole member of Ancora Family Wealth, Inverness Holdings may be deemed to beneficially own the 7,198 shares of Common Stock held in Ancora Family Wealth. As the sole member of each of Ancora Alternatives and Inverness Holdings and the sole shareholder of Ancora Inc., Ancora Holdings may be deemed to beneficially own the 553,445 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 113,200 shares underlying long call options, 43,867 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 9,600 shares underlying long call options, 48,283 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,600 shares underlying long call options, 549,030 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 113,200 shares underlying long call options, 601,401 shares of Common Stock beneficially owned directly by Ancora SPV I Series M, including 116,800 shares underlying long call options, 424,050 shares of Common Stock beneficially owned directly by Ancora SPV I Series N, including 80,800 shares underlying long call options, 417,670 shares of Common Stock beneficially owned directly by Ancora SPV I Series O, including 79,600 shares underlying long call options, 423,820 shares of Common Stock beneficially owned directly by Ancora SPV I Series P, including 85,200 shares underlying long call options, and 592,000 shares of Common Stock beneficially owned directly by Ancora Segregated Portfolio G, including 122,000 shares underlying long call options, 422,259 shares of Common Stock held in the Ancora Advisors SMA, including 103,800 Shares underlying long call options currently exercisable and 7,198 shares of Common Stock held in the SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 553,445 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, including 113,200 shares underlying long call options, 43,867 shares of Common Stock beneficially owned directly by Ancora Catalyst, including 9,600 shares underlying long call options, 48,283 shares of Common Stock beneficially owned directly by Ancora Merlin, including 9,600 shares underlying long call options, 549,030 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, including 113,200 shares underlying long call options, 601,401 shares of Common Stock beneficially owned directly by Ancora SPV I Series M, including 116,800 shares underlying long call options, 424,050 shares of Common Stock beneficially owned directly by Ancora SPV I Series N, including 80,800 shares underlying long call options, 417,670 shares of Common Stock beneficially owned directly by Ancora SPV I Series O, including 79,600 shares underlying long call options, 423,820 shares of Common Stock beneficially owned directly by Ancora SPV I Series P, including 85,200 shares underlying long call options, and 592,000 shares of Common Stock beneficially owned directly by Ancora Segregated Portfolio G, including 122,000 shares underlying long call options, 422,259 shares of Common Stock held in the Ancora Advisors SMA, including 103,800 Shares underlying long call options currently exercisable and 7,198 shares of Common Stock held in the SMAs.

As of the date hereof, 4010 Partners directly beneficially owns 39,000 shares of Common Stock, including 11,000 shares underlying long call options. As the investment manager of 4010 Partners and co-general partner of Legion Partners Special XV, 4010 Capital may be deemed to beneficially own the 39,000 shares of Common Stock beneficially owned directly by 4010 Partners, including 11,000 shares underlying long call options and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options. As the general partner of 4010 Partners, 4010 General Partner may be deemed to beneficially own the 39,000 shares of Common Stock beneficially owned directly by 4010 Partners, including 11,000 shares underlying long call options. As a managing director of 4010 Capital, Mr. Litt may be deemed to beneficially own the 39,000 shares of Common Stock beneficially owned directly by 4010 Partners, including 11,000 shares underlying long call options and 108,400 shares of Common Stock beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options.

As of the date hereof, Marjorie L. Bowen directly beneficially owns 27 shares of Common Stock. As of the date hereof, none of James T. Corcoran, David A. Duplantis, Margaret L. Jenkins, Jeffrey A. Kantor, Thomas A. Kingsbury, Margenett Moore-Roberts or Cynthia S. Murray own beneficially or of record any securities of the Company.